UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

KemPharm, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

KEMPHARM, INC.
1180 Celebration Boulevard, Suite 103

Celebration, FL 34747

IMPORTANT INFORMATION REGARDING 2022 ANNUAL MEETING OF STOCKHOLDERS

Dear KemPharm, Inc. Stockholder:

On June 14, 2022, the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of KemPharm, Inc. (the “Company”) (i) dismissed RSM US LLP (“RSM”) as the Company’s independent registered public accounting firm and (ii) appointed Ernst & Young LLP (“EY”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. In this capacity, EY will be responsible for, among other things, auditing the Company’s annual financial statements and performing reviews of the interim quarterly periods ending June 30, 2022 and September 30, 2022. We are enclosing herewith a proxy statement supplement, dated June 17, 2022 (this “Proxy Supplement”), to supplement our definitive proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 12, 2022 (the “Proxy Statement”) in connection with the Company’s annual meeting to be held on June 28, 2022 (the “Annual Meeting”). The Proxy Supplement amends Proposal No. 2 to reflect the appointment of EY and our submission for ratification of the appointment of EY by our stockholders.

The Board recommends stockholders vote FOR the ratification of EY as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2022.

If you are a stockholder of record and have not already voted, you may vote by proxy over the telephone or online by following the instructions on the Notice of Internet Availability of Proxy Materials you received. If you received a proxy card and have not already voted, the same proxy card that was previously provided with the Proxy Statement can be used to vote on the amended Proposal No. 2. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent (in “street name”), you should have received voting instructions from that organization rather than from us, and you should follow the voting instructions you received to ensure that your vote is counted. Any reference to “RSM US LLP” on your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form you received from your bank, broker or other agent is amended to read “Ernst & Young LLP.” For additional information regarding how to vote, please refer to page 3 of the Proxy Statement.

If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on Proposal No. 2. If you do not change or revoke your prior vote on Proposal No. 2, your prior vote, regardless of how you voted, will be counted in the vote on the amended Proposal No. 2.

If you are a stockholder of record and would like to change or revoke your prior vote on Proposal No. 2, you may submit a new proxy by telephone or online at http://www.envisionreports.com/KMPH. You may also revoke your proxy by submitting a new proxy card with a date after which your original proxy card or vote was dated, by sending timely written notice that you are revoking your proxy to our Corporate Secretary at 1180 Celebration Boulevard, Suite 103, Celebration, FL 34747 or by attending the Annual Meeting and voting online. Simply attending the meeting will not, by itself, revoke your proxy.

If you are a beneficial owner of shares in “street name,” you may revoke your voting instructions and submit new voting instructions by informing the broker, bank or other agent in accordance with that entity’s procedures for revoking your voting instructions and issuing new instructions. For additional information regarding revoking your proxy, please refer to page 5 of the Proxy Statement.

IF YOU HAVE ALREADY VOTED YOUR SHARES, REGARDLESS OF HOW YOU HOLD YOUR SHARES, YOU DO NOT NEED TO VOTE AGAIN UNLESS YOU WOULD LIKE TO CHANGE OR REVOKE YOUR PRIOR VOTE ON PROPOSAL NO. 2.

If you have not yet submitted your proxy, please follow the instructions on your proxy card to submit your vote.

Your vote is important to us.  If you have not voted already, please vote.

We appreciate your attention to this matter.

By Order of the Board of Directors,

/s/ R. LaDuane Clifton

R. LaDuane Clifton, CPA
Chief Financial Officer, Secretary and Treasurer

Celebration, FL

June 17, 2022

KEMPHARM, INC.
1180 Celebration Boulevard, Suite 103

Celebration, FL 34747

SUPPLEMENT TO PROXY STATEMENT FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 28, 2022

EXPLANATORY NOTE

On June 14, 2022, the Audit Committee (the “Audit Committee”) of the Board of Directors of KemPharm, Inc. (the “Company”) (i) dismissed RSM US LLP (“RSM”) as the Company’s independent registered public accounting firm, and (ii) appointed Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for the year ending December 31, 2022. The decision to dismiss RSM and appoint EY was made by the Audit Committee following a competitive process. Accordingly, the Company is hereby supplementing its definitive proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 12, 2022 (the “Proxy Statement”) to reflect the change in the Company’s independent registered public accounting firm and to update the auditor services and fees disclosure.

CHANGES TO DEFINITIVE PROXY STATEMENT

1.

All references to “RSM US LLP” or “RSM” in the “Notice of Annual Meeting of Stockholders” and “Questions and Answers About These Proxy Materials and Voting” sections of the Proxy Statement are amended to read “Ernst & Young LLP” or “EY” as appropriate.

2.	Proposal No. 2 in the Proxy Statement is amended in its entirety to read as follows:

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 and has further directed that the Audit Committee submit the appointment of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Representatives of EY are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Amended and Restated Bylaws nor other governing documents or law require stockholder ratification of the appointment of EY as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the appointment of EY to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain EY. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the appointment of EY.

RSM US LLP (“RSM”) previously served as the independent registered public accounting firm for the Company. On June 14, 2022, the Audit Committee dismissed RSM. The reports of RSM on the consolidated financial statements of the Company for the fiscal years ended December 31, 2021 and December 31, 2020 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2021 and December 31, 2020 and the subsequent interim period through June 14, 2022, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and RSM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to RSM’s satisfaction, would have caused RSM to make reference to the subject matter of the disagreements in its reports on the consolidated financial statements for such years. During the fiscal years ended December 31, 2021 and December 31, 2020 and the subsequent interim period through June 14, 2022, there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K, except that, as reported in Part I, Item 4 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020 (the “Q1 2020 10-Q”), the Company reported a material weakness in its internal control over financial reporting during such period. As disclosed in the Q1 2020 10-Q, the Company concluded that a material weakness existed because certain controls over non-routine transactions were not designed at the appropriate level of precision to ensure the accuracy of calculations supporting non-routine transactions, and this control deficiency created a reasonable possibility that a material misstatement would not be prevented or detected in a timely manner. The Company concluded that as of December 31, 2020, its internal control over financial reporting was effective.

On June 14, 2022, the Audit Committee appointed EY as the Company’s independent registered public accounting firm for the year ending December 31, 2022, including performing reviews of the interim quarterly periods ending June 30, 2022 and September 30, 2022. During the Company’s two most recent years ended December 31, 2021 and December 31, 2020 and in the subsequent interim period through June 14, 2022, neither the Company nor anyone on its behalf consulted EY regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided to the Company that EY concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or reportable event as defined in Regulation S-K, Item 304(a)(1)(iv) and Item 304(a)(1)(v), respectively.

The Company provided RSM with a copy of the disclosures set forth above and requested that RSM furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements contained herein. A copy of RSM’s letter, dated June 17, 2022, was filed as Exhibit 16.1 to the Company’s Form 8-K filed with the SEC on June 17, 2022.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2021 and December 31, 2020, by RSM, the Company’s principal accountant for those fiscal years.

	Fiscal Year Ended (1)
	2021	2020
	(in thousands)
Audit Fees (2)	$333	$316
Audit-related Fees (3)	-	-
Tax Fees (4)	-	-
All Other Fees (5)	-	-
Total Fees	$333	$316

(1)	All fees described in this table and corresponding footnotes were pre-approved by the Audit Committee.
(2)

Audit Fees are fees for the annual audit and quarterly reviews of the Company's financial statements, audits required by public company regulation, professional consultations with respect to accounting issues, registration statement filings and issuance of consents and similar matters.

(3)

Audit-related Fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” No Audit-related Fees were billed in fiscal year 2021 or 2020.

(4)	Tax Fees are fees for tax compliance, planning and preparation. No Tax Fees were billed in fiscal year 2021 or 2020.
(5)	All Other Fees are fees for products and services other than the services described above. No Other Fees were billed in fiscal year 2021 or 2020.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, tax services and other permissible non-audit services, so long as such non-audit services will not impair the independent registered public accounting firm’s independence and are consistent with applicable rules and regulations, up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of services other than audit services by RSM was compatible with maintaining the independent registered public accounting firm’s independence.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL NO. 2.

IF YOU HAVE ALREADY VOTED YOUR SHARES, REGARDLESS OF HOW YOU HOLD YOUR SHARES, YOU DO NOT NEED TO VOTE AGAIN UNLESS YOU WOULD LIKE TO CHANGE OR REVOKE YOUR PRIOR VOTE ON PROPOSAL NO. 2.